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                                                  Exhibit to the Annual Report
                                                  (Form 11-K) of the Huntington
                                                  Bancshares Incorporated
                                                  Deferred Compensation Plan and
                                                  Trust for Huntington
                                                  Bancshares Incorporated
                                                  Directors for the year ended
                                                  December 31, 2000


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-41774) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors and in the related Prospectus of our report dated March 30, 2001, with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                              /s/  Ernst & Young LLP


Columbus, Ohio
March 30, 2001

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